Tupperware Brands Reports Second Quarter 2012 -- Strong Emerging Markets Performance Continues

-- Second Quarter Sales up 5% in local currency+ versus last year; including 10 point negative impact from exchange rates, sales down 5% in dollars.

-- Second Quarter GAAP diluted E.P.S. $0.22. Excluding certain items impacting comparability*, primarily non-cash purchase accounting asset impairment charges, diluted E.P.S. $1.31, up 22% in local currency and 3 cents above high end of guidance range.

-- Second Quarter 2012 share repurchases of $25 million / 413 thousand shares.

ORLANDO, Fla., July 25, 2012 /PRNewswire/ -- (NYSE: TUP) Tupperware Brands Corporation today reported second quarter 2012 sales and profit, with sales down 5% in dollars and up 5% in local currency+.

GAAP net income for the quarter of $12.7 million, or $0.22 per diluted share, compared with 2011 second quarter GAAP net income and EPS of $65.1 million and $1.03 per share, respectively. Adjusted diluted earnings per share of $1.31 in the quarter was 6 cents, or 5%, better than 2011 in U.S. dollars, including a negative foreign currency impact of 18 cents. Excluding the impact of foreign exchange on the comparison, adjusted diluted earnings per share was up 24 cents, or 22%.

The Company repurchased in the open market 413 thousand shares for $25 million in the second quarter of 2012. Since 2007, the Company has repurchased 13.5 million shares for $703 million and can repurchase additional shares worth up to $497 million under its current authorization that runs until February 1, 2015. The Company expects to repurchase $25 to $50 million worth of shares in the third quarter of 2012 and an additional $75 to $100 million worth of shares in the fourth quarter of 2012.

Rick Goings, Chairman and CEO, commented, "The Asia Pacific and South America segments' performance in the quarter led to our 5% local currency sales increase. We continued to see strong performance from our emerging markets** overall, which comprised 61% of our sales in the quarter, and where we were up 1% in dollars and 14% in local currency. Our established market businesses were down 13% in dollars and 6% in local currency. We ended the second quarter with sales slightly below our guidance. This softness was primarily isolated to Tupperware France, Japan, United States and Nutrimetics Australia, and further demonstrates the importance of being a global portfolio of business units. In fact, many more of our markets are growing and offer continued opportunity for growth than markets that are underperforming. For those that are underperforming, we have levers and the direct selling expertise to know how to use them, to successfully navigate through our internal and external challenges in order to achieve our growth objectives in the future."

Items Impacting Comparability

The second quarter results included non-cash impairment charges to write down the purchase accounting intangibles associated with the Company's BeautiControl, Nutrimetics and NaturCare operations of $38.9 million, $29.0 million and $9.0 million, respectively. Also included was a $7.5 million pretax gain in connection with the Company's sale of its previous manufacturing facility in Belgium.

2012 Updated Guidance (Unaudited)

Based on current business trends and foreign currency rates, the Company's third quarter and updated fiscal 2012 full year guidance is provided below.

Company Level

	13 Weeks Ending		13 Weeks	52 Weeks Ending		53 Weeks
	September 29, 2012		Ended	Dec 29, 2012		Ended
	Low	High	October 1, 2011	Low	High	Dec 31, 2011

USD Sales Growth vs Prior Year	(4)%	(2)%	15%	(1)%	0%	12%
GAAP EPS	$0.77	$0. 82	$0.17	$3. 47	$3. 57	$3.55
GAAP Pre-Tax ROS	10.5%	10.9%	4.3%	10.8%	11.0%	11.4%

Local Currency+ Sales Growth vs Prior Year	5%	7%	10%	5%	6%	9%
EPS Excluding Items*	$0.87	$0.92	$0.83	$4.81	$4.91	$4.45
Pre-Tax ROS Excluding Items	11.2%	11.5%	11.0%	14.0%	14.1%	13.9%

FX Impact on EPS Comparison	($0.11)	($0.11)		($0.43)	($0.43)

Notes:

The Company's full year diluted earnings per share guidance range, excluding items, has been reduced by 19 cents versus the guidance range provided in April, of which 16 cents is due to the impact of weaker foreign exchange rates.

The Company's assessment is that there will be a 1 percentage point negative impact on the full year sales comparison from 2011 including 53 weeks under its fiscal calendar versus 2012 including 52 weeks.

Segment Level

Full year 2012 local currency sales are expected to be slightly above or below 2011 in Europe and Tupperware North America, up by a low double-digit percentage in Asia Pacific, down 5 to 7 percent in Beauty North America and up about 30 percent in South America. Pretax return on sales is expected to be down 100 basis points plus compared with 2011 in Europe, up close to 150 basis points in Asia and Tupperware North America, up about 50 basis points in Beauty North America and up approaching 100 basis points in Tupperware South America.

*See Non-GAAP Financial Measures Reconciliation Schedules.

** The Company classifies Established Market Units as those operating in Western Europe, including Scandinavia, the United States, Canada, Australia and Japan and its remaining units as Emerging Market Units.

+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.

Second Quarter Earnings Conference Call

Tupperware Brands will conduct a conference call today, Wednesday, July 25, 2012, at 8:30 am Eastern time. The conference call will be webcast and accessible, along with a copy of this news release, on www.tupperwarebrands.com.

Tupperware Brands Corporation is a portfolio of global direct selling companies, selling innovative, premium products across multiple brands and categories through an independent sales force of 2.7 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through the Armand Dupree, Avroy Shlain, BeautiControl, Fuller Cosmetics, NaturCare, Nutrimetics, and Nuvo brands.

The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook", "expects" or "target" are forward-looking statements. These statements involve risks and uncertainties that include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, governmental approvals of materials for use in food containers and beauty and personal care products, the success of buyers in obtaining financing or attracting tenants for commercial and residential developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934.

The Company does not intend to update forward-looking information, other than through its quarterly earnings releases, unless it expects diluted earnings per share for the current quarter, excluding items impacting comparability and the impact of changes in foreign exchange rates, to be significantly below its previous guidance.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts, identified as items impacting comparability, at times, materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of Tupperware Brands' primary operations, and to assist readers in evaluating performance and analyzing trends across periods.

The non-GAAP financial measures exclude gains from the sale of property, plant and equipment and insurance settlements, and re-engineering costs. Further, while the Company is engaged in a multi-year program to sell land adjacent to its Orlando, Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of the Company's primary business operations. Additionally, amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period. For this reason, these amounts are excluded as indicated. Further, the Company excludes significant charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across quarters. Also, the Company periodically records exit costs accounted for using the applicable accounting guidance for exit or disposal cost obligations and other amounts related to rationalizing its supply chain operations and other restructuring activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a useful measure for analysis and predictive purposes. The Company has also excluded in its non-GAAP measures the expense incurred upon the impairment of its floating to fixed interest swaps and the write off of deferred debt costs in connection with the notes it sold and the new revolving credit agreement that it entered into in June 2011. The Company believes that excluding from indicated financial information costs incurred in connection with a significant change in its capital structure that is of a nature that would be expected to recur infrequently, also provides a useful measure for analysis and predictive purposes.

The Company has also elected to present financial measures excluding the impact of amortizing the purchase accounting carrying value of certain definite-lived intangible assets, primarily the value of independent sales forces recorded in connection with the Company's December 2005 acquisition of the direct selling businesses of Sara Lee Corporation. The amortization expense related to these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline as the years progress. Similarly, in connection with its evaluation of the carrying value of acquired intangible assets and goodwill, the Company has periodically recognized impairment charges. The Company believes that these types of non-cash charges will not be representative in any single reporting period of amounts recorded in prior reporting periods or expected to be recorded in future reporting periods. Therefore, they are excluded from indicated financial information to also provide a useful measure for analysis and predictive purposes.

As the impact of changes in exchange rates are an important factor in understanding period-to-period comparisons, the Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance. The Company generally refers to such amounts as calculated on a local currency basis, as restated or excluding the impact of foreign currency. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

In information included with this release, the Company has referred to Adjusted EBITDA and a Debt/Adjusted EBITDA ratio which are non-GAAP financial measures used in the Company's credit agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its credit agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways and consequently they will likely not be comparable with similarly labeled amounts disclosed by others.

TUPPERWARE BRANDS CORPORATION
SECOND QUARTER SALES STATISTICS*

(UNAUDITED)

All Units	Reported Sales Inc/(Dec)%	Restated+ Sales Inc/(Dec)%	Active Sales Force	Inc/(Dec) vs. 2Q '11%		Total Sales Force	Inc/(Dec) vs. 2Q '11%
Europe	(13)	-	98,942	(5)	aii	604,174	(10)	ai
Asia Pacific	6	12	217,380	8		926,053	12
TW North America	(8)	(2)	110,904	4		332,684	10
Beauty North America	(17)	(8)	298,040	(8)		549,358	(8)
South America	19	36	103,561	4	[c]	291,865	11
Total All Units	(5)	5	828,827	(1)		2,704,134	2	ai

Emerging Market Units

Europe	(14)	1	61,887	(8)	aii, b	422,209	(16)	ai
Asia Pacific	17	24	187,886	13		823,125	15
TW North America	(2)	13	85,171	12		252,699	17
Beauty North America	(20)	(7)	262,009	(9)		454,950	(9)
South America	19	36	103,562	4	[c]	291,865	11
Total Emerging Market Units	1	14	700,515	1		2,244,848	2	ai

Established Market Units

Europe	(13)	-	37,055	-		181,965	4
Asia Pacific	(17)	(14)	29,493	(15)		102,928	(6)
TW North America	(12)	(11)	25,733	(17)		79,985	(7)
Beauty North America	(9)	(9)	36,031	(2)		94,408	-
South America	-	-	-	-		-	-
Total Established Market Units	(13)	(6)	128,312	(8)		459,286	(1)

*

Sales force statistics as collected by the Company and, in some cases, provided by distributors and sales force. The company classifies Established Market Units as those operating in Western Europe, including Scandinavia, the United States, Canada, Australia and Japan and its remaining units as Emerging Market Units. Active Sales Force is defined as the average number of people ordering in each cycle over the course of the quarter, and Total Sales Force is defined as the number of sales force members of the units as of the end of the quarter.

+	Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates. Notes
Notes
a

Beginning in the third quarter of 2011, the Company began using stricter criteria than previously for how long since her/his last order someone in the Tupperware South Africa unit would continue to be included in the total sales force. In addition, in the fourth quarter of 2011, the Company sold its Swissgarde unit in South Africa. These factors had the following impacts on the comparisons above:

ai

Minus 18, 4, 26 and 6 percentage points on the total sales force size comparisons with June 2011 for total Europe, total Company, Europe emerging markets units and total Company emerging market units, respectively.

aii

Minus 3 and 4 percentage points on the active sales force size comparisons with the second quarter of 2011 for total Europe and Europe emerging market units, respectively. There was no significant impact on the total Company comparisons.

b

The 14 point differential between the total and active seller comparisons, after taking into account the items noted in "a" above was primarily due to lower activity in Tupperware South Africa in light of low sales force recruiting and other issues related to knocked off and counterfeited product, particularly early in the quarter, and the significant increase in total sellers in CIS during the quarter, along with higher activity standards in that unit.

c

Higher restated sales than active seller increase reflected inflation related to price increases in Argentina and Venezuela, along with a mix shift toward the more housewares focused/higher net per unit businesses in Brazil and Venezuela.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	27 Weeks Ended
	June 30,	July 2,	June 30,	July 2,
(In millions, except per share data)	2012	2011	2012	2011

Net sales	$ 638.9	$ 669.9	$ 1,278.4	$ 1,306.3
Cost of products sold	206.7	219.6	419.8	434.5
Gross margin	432.2	450.3	858.6	871.8

Delivery, sales and administrative expense	328.5	344.2	668.1	683.6
Re-engineering and impairment charges	1.1	1.1	2.0	2.5
Impairment of goodwill and intangible assets	76.9	-	76.9	-
Gains on disposal of assets including insurance recoveries	7.5	0.7	7.7	0.7
Operating income	33.2	105.7	119.3	186.4

Interest income	0.6	0.8	1.3	1.7
Interest expense	8.7	25.6	18.5	33.1
Other (income) expense	0.4	(0.2)	0.1	(0.1)
Income before income taxes	24.7	81.1	102.0	155.1
Provision for income taxes	12.0	16.0	31.0	34.2
Net income	$ 12.7	$ 65.1	$ 71.0	$ 120.9

Net income per common share:

Basic earnings per share:	$ 0.23	$ 1.05	$ 1.28	$ 1.95

Diluted earnings per share:	$ 0.22	$ 1.03	$ 1.25	$ 1.91

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Amounts in millions, except per share)

	13 Weeks	13 Weeks				26 Weeks	27 Weeks
	Ended	Ended	Reported	Restated	Foreign	Ended	Ended	Reported	Restated	Foreign
	June 30,	July 2,	%	%	Exchange	June 30,	July 2,	%	%	Exchange
	2012	2011	Inc (Dec)	Inc (Dec)*	Impact **	2012	2011	Inc (Dec)	Inc (Dec)*	Impact **

Net Sales:
Europe	$ 194.2	$ 223.5	(13)	0	$ (29.4)	$ 412.4	$ 454.8	(9)	(1)	$ (39.5)
Asia Pacific	186.2	175.5	6	12	(8.9)	364.0	335.6	8	11	(7.9)
TW North America	89.8	97.4	(8)	(2)	(5.7)	174.4	184.8	(6)	(1)	(8.0)
Beauty North America	85.8	103.6	(17)	(8)	(10.8)	173.2	203.6	(15)	(8)	(15.1)
South America	82.9	69.9	19	36	(8.9)	154.4	127.5	21	33	(11.3)

	$ 638.9	$ 669.9	(5)	5	$ (63.7)	$ 1,278.4	$ 1,306.3	(2)	4	$ (81.8)

Segment profit:
Europe	$ 32.1	$ 42.2	(24)	(12)	$ (5.9)	$ 68.2	$ 81.9	(17)	(8)	$ (7.9)
Asia Pacific	40.8	33.3	22	32	(2.6)	74.7	61.4	22	28	(3.1)
TW North America	17.9	16.8	6	17	(1.6)	31.2	29.0	7	16	(2.2)
Beauty North America	10.1	14.4	(29)	(15)	(2.3)	17.0	22.6	(24)	(12)	(3.0)
South America	16.6	12.2	36	60	(1.9)	26.6	20.4	30	46	(2.2)

	117.5	118.9	(1)	12	(14.3)	217.7	215.3	1	11	(18.4)

Unallocated expenses	(14.2)	(12.6)	13	7	(0.7)	(27.3)	(27.0)	1	(4)	(1.3)
Gains on disposal of assets including insurance recoveries	7.5	0.7	+	-	-	7.7	0.7	+	+	-
Re-engineering and impairment charges	(1.1)	(1.1)	(1)	(1)	-	(2.0)	(2.5)	(20)	(20)	-
Impairment of goodwill and intangible assets	(76.9)	-	-	-	-	(76.9)	-	+	-	-
Interest expense, net	(8.1)	(24.8)	(67)	(67)	-	(17.2)	(31.4)	(45)	(45)	-

Income before taxes	24.7	81.1	(70)	(63)	(15.0)	102.0	155.1	(34)	(25)	(19.7)
Provision for income taxes	12.0	16.0	(25)	(5)	(3.5)	31.0	34.2	(9)	5	(4.7)
Net income	$ 12.7	$ 65.1	(81)	(76)	$ (11.5)	$ 71.0	$ 120.9	(41)	(33)	$ (15.0)

Net income per common share (diluted)	$ 0.22	$ 1.03	(79)	(74)	(0.18)	$ 1.25	$ 1.91	(35)	(25)	(0.24)

Weighted Average number of diluted shares	56.5	63.1				56.8	63.3

* 2012 actual compared with 2011 translated at 2012 exchange rates.
** 2011 actual compared with 2011 translated at 2012 exchange rates.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES

(UNAUDITED)
(In millions except per share data)
	13 Weeks Ended June 30, 2012				13 Weeks Ended July 2, 2011
	Reported	Adj's		Excl Adj's	Reported	Adj's		Excl Adj's
Segment profit
Europe	$ 32.1	$ 0.1	a	$ 32.2	$ 42.2	$ 0.2	a	$ 42.4
Asia Pacific	40.8	0.2	a	41.0	33.3	0.3	a	33.6
TW North America	17.9	-		17.9	16.8	-		16.8
Beauty North America	10.1	0.2	a	10.3	14.4	0.3	a	14.7
South America	16.6	-		16.6	12.2	-		12.2
	117.5	0.5		118.0	118.9	0.8		119.7

Unallocated expenses	(14.2)			(14.2)	(12.6)	-		(12.6)
Gains on disposal of assets including insurance rec	7.5	(7.5)	c	-	0.7	(0.7)	c	-
Re-eng and impairment chgs	(1.1)	1.1	d	-	(1.1)	1.1	d	-
Impairment of goodwill and intangible assets	(76.9)	76.9	e	-	-	-		-
Interest expense, net	(8.1)			(8.1)	(24.8)	19.8	f	(5.0)
Income before taxes	24.7	71.0		95.7	81.1	21.0		102.1
Provision for income taxes	12.0	9.9	g	21.9	16.0	7.3	g	23.3
Net income	$ 12.7	$ 61.1		$ 73.8	$ 65.1	$ 13.7		$ 78.8

Net income per common share (diluted)	$ 0.22	$ 1.09		$ 1.31	$ 1.03	$ 0.22		$ 1.25

	26 Weeks Ended June 30, 2012				27 Weeks Ended July 2, 2011
	Reported	Adj's		Excl Adj's	Reported	Adj's		Excl Adj's
Segment profit
Europe	$ 68.2	$ 0.2	a	$ 68.4	$ 81.9	$ 0.3	a	$ 82.2
Asia Pacific	74.7	0.4	a	75.1	61.4	0.6	a	62.0
TW North America	31.2	-		31.2	29.0	-		29.0
Beauty North America	17.0	0.4	a	17.4	22.6	0.6	a	23.2
South America	26.6	-		26.6	20.4	-		20.4
	217.7	1.0		218.7	215.3	1.5		216.8

Unallocated expenses	(27.3)	(0.5)	b	(27.8)	(27.0)	-		(27.0)
Gains on disposal of assets including insurance rec	7.7	(7.7)	c	-	0.7	(0.7)	c	-
Re-eng and impairment chgs	(2.0)	2.0	d	-	(2.5)	2.5	d	-
Impairment of goodwill and intangible assets	(76.9)	76.9	e	-	-	-		-
Interest expense, net	(17.2)			(17.2)	(31.4)	19.8	f	(11.6)
Income before taxes	102.0	71.7		173.7	155.1	23.1		178.2
Provision for income taxes	31.0	9.9	g	40.9	34.2	8.1	g	42.3
Net income	$ 71.0	$ 61.8		$ 132.8	$ 120.9	$ 15.0		$ 135.9

Net income per common share (diluted)	$ 1.25	$ 1.09		$ 2.34	$ 1.91	$ 0.24		$ 2.15

(a)	Amortization of intangibles of acquired beauty units.
(b)	Change in estimate of asset retirement obligation for the Company's Orlando and South Carolina locations.
(c)

Gain on disposal of assets of $7.7 million in 2012 is  from  $0.2 million of insurance proceeds in the first quarter related to a flood in the Company's Venezuela operations and $7.5 million in the second quarter from the sale of a facility in Belgium.  Gains on disposal of assets in 2011 of $0.7 million is primarily related to the sale of land held for development near the Company's Orlando, FL headquarters.

(d)

Re-engineering and impairment charges of $2.0 million in 2012 represents relocation expenses in Poland and in the Company's Fuller Mexico operations and severance costs incurred to reduce headcount in the Company's Argentina, Australia, BeautiControl, Belgium, France, Greece, Mexico, Poland, Switzerland and United Kindgom operations, of which $1.1 million were incurred in the second quarter.  Re-engineering and impairment charges of $2.5 million in 2011 are primarily related to severance costs incurred to reduce headcount in the Company's Argentina, Australia, France, Greece, Japan, Mexico and Spain operations, of which $1.1 million was incurred in the second quarter.

(e)	After review, the purchase accounting intangibles of BeautiControl, NaturCare and Nutrimetics were deemed to be impaired, resulting in non-cash charges of $76.9 million.
(f)	The $19.8 adjustment in 2011 is related to the impairment of interest rate swaps and the write off of deferred debt costs in conjunction with the early extinguishment of debt.
(g)	Provision for income taxes represents the net tax impact of adjusted amounts. See information regarding non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	26 Weeks Ended	27 Weeks Ended
	June 30,	July 2,
(In millions)	2012	2011

OPERATING ACTIVITIES
Net cash provided by operating activities	$ 49.9	$ 49.6

INVESTING ACTIVITIES
Capital expenditures	(32.9)	(25.7)
Proceeds from disposal of property, plant & equipment	8.8	2.6

Net cash used in investing activities	(24.1)	(23.1)

FINANCING ACTIVITIES
Dividend payments to shareholders	(37.5)	(37.6)
Net proceeds from issuance of senior notes	-	393.3
Repurchase of common stock	(79.0)	(130.8)
Repayment of long-term debt and capital lease obligations	(1.3)	(406.4)
Net change in short-term debt	40.4	0.1
Debt issuance costs	-	(2.9)
Proceeds from exercise of stock options	7.4	13.9
Excess tax benefits from share-based payment arrangements	8.5	7.6

Net cash used in financing activities	(61.5)	(162.8)

Effect of exchange rate changes on cash and
cash equivalents	(4.5)	3.7

Net change in cash and cash equivalents	(40.2)	(132.6)

Cash and cash equivalents at beginning of year	138.2	248.7

Cash and cash equivalents at end of period	$ 98.0	$ 116.1

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	Dec. 31,
(In millions)	2012	2011

Assets

Cash and cash equivalents	$98.0	$138.2
Other current assets	686.0	631.2
Total current assets	784.0	769.4

Property, plant and equipment, net	275.2	273.1

Other assets	702.6	801.7

Total assets	$1,761.8	$1,844.2

Liabilities and Shareholders' Equity

Short-term borrowings and current
portion of long-term debt	$227.7	$195.7
Accounts payable and other current liabilities	433.8	479.7

Total current liabilities	661.5	675.4

Long-term debt	414.3	415.2

Other liabilities	224.3	252.8

Total shareholders' equity	461.7	500.8

Total liabilities and shareholders' equity	$1,761.8	$1,844.2

Debt to Adjusted EBITDA* Ratio for the four quarters ended June 30, 2012: 1.44 times

*Adjusted EBITDA as defined in the Company's credit agreement under
Consolidatd EBITDA. See calculation attached to this release.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
July 25, 2012

($ in millions, except per share amounts)

	Third Quarter	Third Quarter
	2011 Actual	2012 Outlook
		Range
		Low	High

Income before income taxes	$ 26.0	$ 60.8	$ 64.2

Income tax	$ 15.5	$ 17.4	$ 18.2
Effective Rate	60%	29%	28%

Net Income (GAAP)	$ 10.5	$ 43.4	$ 46.0

% change from prior year		313%	338%

Adjustments(1):
Purchase accounting intangibles impairments	$ 36.1	$ -	$ -
Re-engineering and other restructuring costs	3.4	3.4	3.4
Acquired intangible asset amortization	0.8	0.5	0.5
Income tax (2)	(0.5)	1.8	1.8
Net Income (adjusted)	$ 50.3	$ 49.1	$ 51.7

Exchange rate impact (3)	(6.6)	-	-
Net Income (adjusted and 2011restated for currency changes)	$ 43.7	$ 49.1	$ 51.7

% change from prior year		12%	18%

Net income (GAAP) per common share (diluted)	$ 0.17	$ 0.77	$ 0.82

% change from prior year		353%	382%

Net Income (adjusted) per common share (diluted)	$ 0.83	$ 0.87	$ 0.92

Net Income (adjusted & restated) per common share (diluted)	$ 0.72	$ 0.87	$ 0.92

% change from prior year		21%	28%

Average number of diluted shares (millions)	60.5	56.3	56.3

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2) Represents income tax impact of adjustments
(3) Difference between 2011 actual and 2011 restated at current currency exchange rates

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
July 25, 2012

($ in millions, except per share amounts)

	Full Year	Full Year
	2011 Actual	2012 Outlook
		Range
		Low	High

Income before income taxes	$ 295.3	$ 274.8	$ 282.3

Income tax	$ 77.0	$ 79.2	$ 81.0
Effective Rate	26%	29%	29%

Net Income (GAAP)	$ 218.3	$ 195.6	$ 201.3

% change from prior year		-10%	-8%

Adjustments(1):
Gains on disposal of assets including insurance recoveries	$ (3.8)	$ (7.7)	$ (7.7)
Re-engineering and other restructuring costs	9.6	10.0	10.0
Swap impairment and debt cost write-off	19.8	-	-
Acquired intangible asset amortization	2.9	2.0	2.0
Purchase accounting intangibles impairments	36.1	76.9	76.9
Income tax (2)	(9.6)	(5.7)	(5.7)
Net Income (adjusted)	$ 273.3	$ 271.1	$ 276.8

Exchange rate impact (3)	(26.4)	-	-
Net Income (adjusted and 2011 restated for currency changes)	$ 246.9	$ 271.1	$ 276.8

% change from prior year		10%	12%

Net income (GAAP) per common share (diluted)	$ 3.55	$ 3.47	$ 3.57

% change from prior year		-2%	1%

Net Income (adjusted) per common share (diluted)	$ 4.45	$ 4.81	$ 4.91

Net Income (adjusted & restated) per common share (diluted)	$ 4.02	$ 4.81	$ 4.91

% change from prior year		20%	22%

Average number of diluted shares (millions)	61.4	56.4	56.4

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2) Represents income tax impact of adjustments
(3) Difference between 2011 actual and 2011 restated at current currency exchange rates

TUPPERWARE BRANDS CORPORATION
ADJUSTED EBITDA AND DEBT/ADJUSTED EBITDA *

(UNAUDITED)
		As of and for
		the Four Quarters
		Ended
		June 30,
		2012
	Adjusted EBITDA:
	Net income	$168.4
	Add:
	Depreciation and amortization	48.0
	Gross interest expense	34.4
	Provision for income taxes	73.8
	Pretax non-cash re-engineering and impairment charges	113.4
	Equity compensation	18.4
	Deduct:
	Gains on land sales, insurance recoveries, etc.	(11.3)

	Total Adjusted EBITDA	$445.1

	Consolidated total debt	$642.0
	Divided by adjusted EBITDA	445.1

	Debt to Adjusted EBITDA Ratio	1.44

*

Amounts and calculations are based on the definitions and provisions of the Company's $450 million Credit Agreement dated June 2, 2011 and, where applicable, are based on the trailing four quarter amounts. "Adjusted EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreement.

CONTACT: Teresa Burchfield, +1-407-826-4475